UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):  August 29, 2013

VALOR GOLD CORP.
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(Exact Name of Registrant as Specified in Charter)

Delaware	333-171277	45-5215796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 S. Virginia Street 8th Floor Reno, NV	89501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 734-4361

______________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On August 29, 2013, Valor Gold Corp. (the "Company") entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") with an accredited investor (the "Investor") pursuant to which the Company sold (i) $125,000 of its 10% convertible promissory note (the "Note") due one year from the date of issuance (the "Maturity Date") and (ii) warrants (the "Warrants") to purchase 625,000 shares of the Company's common stock at an exercise price of $0.01 per share for gross proceeds to the Company of $125,000, which was advanced to the Company by the Investor on August 27, 2013 (the Securities Purchase Agreement, the Note and the Warrant, collectively, the "Transaction Documents").

The entire principal amount and any accrued and unpaid interest on the Note shall be due and payable in cash on the Maturity Date. The Note bears interest at the rate of 10% per annum. The Note is convertible into shares of the Company's common stock at an initial conversion price of $0.20 per share, subject to adjustment. The Company may prepay any outstanding amount due under the Note, in whole or in party, prior to the Maturity Date. The Note is subject to certain "Events of Defaults" which could cause all amounts due and owing thereunder to become immediately due and payable. Among other things, the Company's failure to pay any accrued but unpaid interest when due, the failure to perform any obligation under the Transaction Documents or if any representation or warranty made by the Company in connection with the Transaction Documents shall prove to have been incorrect in any material respect, shall constitute an Event of Default under the Transaction Documents.

The Warrant is immediately exercisable and expires five years after the date of issuance.  The Warrant has an initial exercise price of $0.01 per share.   The Warrant is exercisable in cash or, while a registration statement covering the shares of Common Stock issuable upon exercise of the Warrant, or an exemption from registration, is not available, by way of a “cashless exercise”.

The Company is prohibited from effecting a conversion of the Note or exercise of the Warrants, to the extent that as a result of such conversion or exercise, the Investor would beneficially own more than 4.99% (subject to waiver) in the aggregate of the issued and outstanding shares of the Company’s common stock, calculated immediately after giving effect to the issuance of shares of common stock upon conversion of such Note or exercise of such Warrant, as the case may be.

The Note and the Warrant were issued to an “accredited investor,” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”) and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933 and corresponding provisions of state securities laws.

The foregoing information is a summary of each of the agreements involved in the transaction described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached as an exhibit to this Current Report on Form 8-K. Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01. Financial Statements and Exhibits.

 (d)           Exhibits.

Exhibit No.	Description

10.1 10.2 10.3	Form of Securities Purchase Agreement Form of Note Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALOR GOLD CORP.

Dated: August 30, 2013	By:	/s/ David Rector
David Rector
Chief Executive Officer